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                                                                    EXHIBIT 99.2
                             LONGHORN STEAKS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned hereby appoints Richard E. Rivera and Anne D. Huemme, or either of them, each with full power of substitution, acting jointly or by any of them if only one be present and acting, attorneys and proxies to vote in the manner specified below (according to the number of shares which the undersigned would be entitled to cast if then personally present), all the shares held of record by the undersigned on July 26, 1996, at the Special Meeting of Shareholders to be held at 10:00 a.m., Atlanta time, on September 11, 1996, at the offices of Alston & Bird, One Atlantic Center, Atlanta, Georgia, including any adjournments thereof.



    1. To approve the issuance of shares of LSI Common Stock pursuant to: (i) the BCS Merger Agreement, pursuant to which, among other matters, WMC will merge with and into BCS, with BCS becoming a wholly-owned subsidiary of LSI and each share of BCS capital stock being converted into the right to receive shares of LSI Common Stock; (ii) the WPC Merger Agreements, pursuant to which, among other matters, each of the WPC Merger Parties will merge with and into WPC, and each share of capital stock or membership interest in each WPC Merger Party will be converted into the right to receive shares of LSI Common Stock; and (iii) the WPC Purchase Agreement, pursuant to which, among other matters, WPC will purchase from Messrs. Grace and Orr, all of their interest in the WPC Property in exchange for the rights to receive shares of LSI Common Stock, all as described in the Joint Proxy Statement/Prospectus dated August 12, 1996.


             FOR / /             AGAINST / /             ABSTAIN / /

    2. In their discretion, to vote upon such other business as may properly come before the meeting.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

    WITNESS my hand and seal this     day of           , 1996.

                                                  ------------------------------

                                                  ------------------------------
                                                  Signature of Shareholder

                                                  PLEASE SIGN THIS PROXY EXACTLY
                                                  AS YOUR NAME OR NAMES APPEARS
                                                  HEREON. IF STOCK IS HELD
                                                  JOINTLY, SIGNATURES SHOULD
                                                  APPEAR FOR BOTH NAMES. WHEN
                                                  SIGNING AS AN ATTORNEY,
                                                  EXECUTOR, ADMINISTRATOR,
                                                  TRUSTEE, GUARDIAN OR
                                                  CUSTODIAN, PLEASE INDICATE THE
                                                  CAPACITY IN WHICH YOU ARE
                                                  ACTING.

 Please fill in, date and sign the proxy and return it in the enclosed postpaid envelope.